Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Third Quarter 2021 Results

NASHVILLE, Tenn. (November 1, 2021) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Highlights and Recent Developments:

•	Compared to second quarter 2021, Net Loss in the third quarter improved sequentially to $(8.6) million from $(63.0) million on 79.6% revenue growth.

•	Consolidated Adjusted EBITDAre for the third quarter was $86.0 million, and consolidated Adjusted EBITDAre margin was 28.0%, driven by strength in group occupancy coupled with strong rate performance.

•	Despite the Delta-related impact, the Company generated positive cash flow[1] (as defined) for the quarter, near the top of our expectations.

•	Funds From Operations Available to Common Shareholders and Unit Holders increased sequentially from second quarter 2021 of $(6.8) million to approximately $47.5 million, and Adjusted Funds From Operations Available to Common Shareholders and Unit Holders improved from second quarter 2021 of $(1.6) million to over $52.1 million for the third quarter 2021.

•	Continued strong rate performance as ADR across our five Gaylord hotels reached almost $217 per night in the quarter, an increase of 15% compared to ADR in the third quarter of 2019.

•	Subsequent to quarter’s end, the Company announced its intention to acquire Block 21, a mixed-use complex in the heart of downtown Austin and home of the iconic Moody Theater; closing expected near the end of the fourth quarter of 2021.

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “I’m especially pleased with our performance this quarter, which demonstrated the continued strength and resilience of our business as we move closer to a post-pandemic environment and the realization of the full potential of the capital investments we have made over the past several years. While we were impacted in the third quarter by Delta-related cancellations, our hotels serviced over 307,000 group room nights, which is more than double the total number delivered in all of the first half of 2021. Leisure demand remained strong throughout the quarter, and we delivered Adjusted EBITDAre margins across our hotels that approached levels achieved in the third quarter of 2019 despite revenue and occupancy rates ranging between 70-80% of these prior period levels. I am pleased that our businesses delivered a solid third quarter in terms of Adjusted EBITDAre, generating meaningful positive cash flow. With Delta’s recent retreat over the past few weeks, we anticipate our core group business to rebound as we look to 2022. We also believe the strong leisure demand we have experienced throughout the year will continue into the fourth quarter as we ramp up our seasonal holiday offerings.

Revenue and Adjusted EBITDAre results in our Entertainment segment also approached levels seen in the third quarter of 2019 as more people returned to their pre-pandemic enthusiasm for live entertainment experiences. With our core businesses on the rebound, we remained focused on future growth opportunities for this segment in the third quarter. Subsequent to the end of the quarter, we announced an agreement to acquire Block 21 in Austin, Texas, with an anticipated closing near the end of the fourth quarter of 2021. This transaction will expand the geographic reach of our entertainment portfolio and will allow us to form new relationships with music lovers through a one-of-a-kind entertainment asset in the heart of one of the most exciting music cities in the country.”

1 We define monthly cash burn/cash flow as Adjusted EBITDAre less cash interest expense and debt service. For third quarter 2021, consolidated Adjusted EBITDAre was $86.0 million, cash interest expense was $30.3 million, and debt service was $1.3 million. For a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss), see “Supplemental Financial Results” below.

Third Quarter 2021 Results (As Compared to Third Quarter 2020):

Consolidated Results

($ in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% ∆		2021	2020	% ∆
Total Revenue	$306,906	$70,249	336.9%		$561,942	$397,960	41.2%

Operating income (loss)(1)	$25,695	$(103,166)	124.9%		$(84,809)	$(239,151)	64.5%
Operating income (loss) margin	8.4%	-146.9%	155.3	pt	-15.1%	-60.1%	45.0	pt

Net loss available to common shareholders (1) (2) (3)	$(8,546)	$(117,659)	92.7%		$(170,986)	$(337,667)	49.4%
Net loss available to common shareholders margin	-2.8%	-167.5%	164.7	pt	-30.4%	-84.8%	54.4	pt
Net loss available to common shareholders per diluted share	$(0.16)	$(2.14)	92.5%		$(3.11)	$(6.14)	49.3%

Adjusted EBITDAre	$85,992	$(35,280)	343.7%		$91,698	$(33,646)	372.5%
Adjusted EBITDAre margin	28.0%	-50.2%	78.2	pt	16.3%	-8.5%	24.8	pt
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$85,992	$(34,790)	347.2%		$92,715	$(38,734)	339.4%
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin	28.0%	-49.5%	77.5	pt	16.5%	-9.7%	26.2	pt

Funds From Operations (FFO) available to common shareholders and unit holders (1) (2) (3)	$47,467	$(72,303)	165.7%		$(19,323)	$(202,156)	90.4%
FFO available to common shareholders and unit holders per diluted share/unit	$0.86	$(1.31)	165.6%		$(0.35)	$(3.68)	90.5%

Adjusted FFO available to common shareholders and unit holders	$52,113	$(60,284)	186.4%		$(39)	$(118,556)	100.0%
Adjusted FFO available to common shareholders and unit holders per diluted share/unit	$0.94	$(1.09)	186.2%		$(0.00)	$(2.16)	100.0%

(1) For the three and nine months ended September 30, 2020, includes approximately $7.8 million and $32.8 million, respectively, in credit losses on held-to-maturity securities.

(2) For the nine months ended September 30, 2020, includes $26.7 million for income tax valuation allowances.

(3) For the nine months ended September 30, 2020, includes $15.0 million of expense related to the forfeiture of the earnest money deposit associated with the previously terminated potential acquisition of Block 21.

Note: For the Company’s definitions of Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture, Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture margin, FFO available to common shareholders and unit holders, and Adjusted FFO available to common shareholders and unit holders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income/(Loss) and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders and unit holders to Net Income/(Loss), see “Non-GAAP Financial Measures,” “EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Ventures Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition” “FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition” and “Supplemental Financial Results” below.

Hospitality Segment

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% ∆		2021	2020	% ∆
Hospitality Revenue (1)	$257,853	$57,978	344.7%		$463,343	$353,954	30.9%

Hospitality Operating income (loss) (1) (2) (5)	$24,600	$(86,212)	128.5%		$(66,260)	$(186,401)	64.5%
Hospitality Operating income/(loss) margin (1) (2) (5)	9.5%	-148.7%	158.2	pt	-14.3%	-52.7%	38.4	pt
Hospitality Adjusted EBITDAre (1) (5)	$79,226	$(23,565)	436.2%		$93,305	$4,910	1800.3%
Hospitality Adjusted EBITDAre margin (1) (5)	30.7%	-40.6%	71.3	pt	20.1%	1.4%	18.7	pt

Hospitality Performance Metrics (1) (3)
Occupancy	54.5%	14.6%	39.9	pt	34.9%	24.4%	10.5	pt
Average Daily Rate (ADR)	$216.79	$180.89	19.8%		$208.02	$197.38	5.4%
RevPAR	$118.17	$26.33	348.8%		$72.65	$48.16	50.9%
Total RevPAR	$269.19	$62.33	331.9%		$165.51	$127.77	29.5%

Gross Definite Rooms Nights Booked	410,793	668,803	-38.6%		1,511,432	1,690,783	-10.6%
Net Definite Rooms Nights Booked	134,717	(70,572)	290.9%		472,548	(692,844)	168.2%
Group Attrition (as % of contracted block)	30.1%	61.4%	-31.3	pt	28.7%	39.8%	-11.1	pt
Cancellations ITYFTY (4)	126,608	300,867	-57.9%		543,592	1,519,432	-64.2%

(1)	Gaylord National closed on March 25, 2020 and remained closed until July 1, 2021.
(2)	For the three and nine months ended September 30, 2020, includes approximately $7.8 million and $32.8 million, respectively, in credit losses on held-to-maturity securities.
(3)	Calculation of hospitality performance metrics includes closed hotel room nights available; includes 302 expansion rooms completed at the Gaylord Palms in second quarter 2021. ADR is for occupied rooms.
(4)	"ITYFTY" represents In The Year For The Year.
(5)	For the three and nine months ended September 30, 2021, includes approximately $0.3 million in expense and $2.7 million in credits, respectively, which are net of $0.1 million and $3.9 million of payroll tax credits afforded under the 2020 Coronavirus Aid, Relief, and Economic Security Act (the "CARES" Act). For the three and nine months ended September 30, 2020, includes approximately $14.4 million and $34.9 million, respectively, in COVID-19 related costs.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR, Total RevPAR, and Occupancy” below. Property-level results and operating metrics for third quarter 2021 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income/(Loss), and property-level Adjusted EBITDAre to property-level Operating Income/(Loss) for each of the hotel properties.

Hospitality Segment Highlights

•	Occupancy was 54.5% in the third quarter of 2021, with peak occupancy for the quarter in July reaching 63.4% and 67.9%, excluding Gaylord National, which reopened in July 2021.
•	Gaylord Texan led the brand in occupancy, generating 66.9% occupancy in the third quarter of 2021.
•	Gaylord Rockies achieved 61.9% occupancy for the quarter, aided by solid demand across numerous weekends in the quarter when occupancy levels ran between 80-90%.
•	Serviced approximately 307,000 group room nights in the third quarter of 2021.
•	Achieved record ADR of approximately $217 in the quarter, a 15% increase over ADR achieved in the third quarter of 2019.
•	Collected approximately $10.2 million in attrition and cancellation fees in third quarter 2021, with a year-to-date total of $27.9 million, eclipsing the total annual fees collected during the great financial crisis of 2009.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$75,483	$17,514	331.0%		$142,244	$94,961	49.8%
Operating income (loss)	$19,514	$(15,403)	226.7%		$10,965	$(24,402)	144.9%
Operating income (loss) margin	25.9%	-87.9%	113.8	pt	7.7%	-25.7%	33.4	pt
Adjusted EBITDAre	$28,021	$(6,632)	522.5%		$36,294	$684	5206.1%
Adjusted EBITDAre margin	37.1%	-37.9%	75.0	pt	25.5%	0.7%	24.8	pt

Occupancy (1)	56.3%	13.8%	42.5	pt	38.4%	25.0%	13.4	pt
Average daily rate (ADR)	$232.49	$193.58	20.1%		$223.24	$194.10	15.0%
RevPAR (1)	$130.85	$26.76	389.0%		$85.71	$48.51	76.7%
Total RevPAR (1)	$284.10	$65.92	331.0%		$180.42	$120.00	50.4%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$34,476	$7,658	350.2%		$82,295	$53,847	52.8%
Operating loss	$(877)	$(12,394)	92.9%		$(4,514)	$(19,123)	76.4%
Operating loss margin	-2.5%	-161.8%	159.3	pt	-5.5%	-35.5%	30.0	pt
Adjusted EBITDAre	$6,192	$(7,138)	186.7%		$14,800	$(3,020)	590.1%
Adjusted EBITDAre margin	18.0%	-93.2%	111.2	pt	18.0%	-5.6%	23.6	pt

Occupancy (1)	44.7%	14.7%	30.0	pt	41.1%	26.0%	15.1	pt
Average daily rate (ADR)	$201.18	$168.83	19.2%		$198.85	$206.72	-3.8%
RevPAR (1)	$89.99	$24.76	263.4%		$81.71	$53.67	52.2%
Total RevPAR (1)	$218.13	$58.79	271.0%		$193.15	$138.79	39.2%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available; includes 302 expansion rooms completed.

      beginning in April 2021.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$56,041	$19,651	185.2%		$108,468	$81,119	33.7%
Operating income (loss)	$12,640	$(5,981)	311.3%		$11,137	$(4,699)	337.0%
Operating income (loss) margin	22.6%	-30.4%	53.0	pt	10.3%	-5.8%	16.1	pt
Adjusted EBITDAre	$18,786	$346	5329.5%		$29,706	$14,485	105.1%
Adjusted EBITDAre margin	33.5%	1.8%	31.7	pt	27.4%	17.9%	9.5	pt

Occupancy (1)	66.9%	27.3%	39.6	pt	44.6%	29.5%	15.1	pt
Average daily rate (ADR)	$215.42	$190.80	12.9%		$207.21	$199.31	4.0%
RevPAR (1)	$144.08	$52.09	176.6%		$92.35	$58.82	57.0%
Total RevPAR (1)	$335.80	$117.75	185.2%		$219.03	$163.21	34.2%

(1) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% ∆		2021	2020	% ∆
Revenue (1)	$36,008	$133	26973.7%		$39,576	$50,056	-20.9%
Operating loss	$(8,534)	$(26,814)	68.2%		$(38,108)	$(79,798)	52.2%
Operating loss margin	-23.7%	-20160.9%	20,137.2	pt	-96.3%	-159.4%	63.1	pt
Adjusted EBITDAre	$1,061	$(7,787)	113.6%		$(11,749)	$(18,734)	37.3%
Adjusted EBITDAre margin	2.9%	-5854.9%	5,857.8	pt	-29.7%	-37.4%	7.7	pt

Occupancy (2)	44.1%	0.0%	44.1	pt	14.9%	17.2%	-2.3	pt
Average daily rate (ADR)	$209.77	$0.00	NA		$209.77	$207.13	1.3%
RevPAR (2)	$92.52	$0.00	NA		$31.18	$35.71	-12.7%
Total RevPAR (2)	$196.09	$0.73	26761.6%		$72.63	$91.53	-20.6%

(1) Revenue for the three months ended September 30, 2020 consisted primarily of attrition and cancellation fees.

(2) Calculation of hospitality performance metrics includes closed hotel room nights available.

Gaylord Rockies

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021	2020	% ∆		2021	2020	% ∆
Revenue	$51,209	$11,931	329.2%		$81,517	$68,335	19.3%
Operating income (loss) (1)	$1,595	$(23,846)	106.7%		$(43,700)	$(53,854)	18.9%
Operating income (loss) margin	3.1%	-199.9%	203.0	pt	-53.6%	-78.8%	25.2	pt
Adjusted EBITDAre (1)	$24,265	$(1,230)	2072.8%		$24,278	$14,043	72.9%
Adjusted EBITDAre margin	47.4%	-10.3%	57.7	pt	29.8%	20.6%	9.2	pt

Occupancy (2)	61.9%	19.3%	42.6	pt	35.2%	25.8%	9.4	pt
Average daily rate (ADR)	$224.67	$169.43	32.6%		$210.54	$196.84	7.0%
RevPAR (2)	$139.10	$32.78	324.3%		$74.05	$50.83	45.7%
Total RevPAR (2)	$370.84	$86.39	329.3%		$198.93	$166.15	19.7%

(1)	Operating loss and Adjusted EBITDAre for Gaylord Rockies for the nine months ended September 30, 2021 exclude forgiven asset management fees previously owed to RHP of $0.3 million. Operating Loss and Adjusted EBITDAre for Gaylord Rockies for the three and nine months ended September 30, 2020 exclude asset management fees owed to RHP of $0.1 and $0.7 million, respectively.

(2)	Calculation of hospitality performance metrics includes closed hotel room nights available.

Entertainment Segment

For the three and nine months ended September 30, 2021, and 2020, the Company reported the following:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
($ in thousands)	2021	2020	% ∆		2021	2020	% ∆
Revenue	$49,053	$12,271	299.7%		$98,599	$44,006	124.1%
Operating income (loss)(1)	$12,078	$(9,074)	233.1%		$10,071	$(27,984)	136.0%
Operating income (loss) margin	24.6%	-73.9%	98.5	pt	10.2%	-63.6%	73.8	pt
Adjusted EBITDAre(1)	$14,079	$(6,463)	317.8%		$16,908	$(20,085)	184.2%
Adjusted EBITDAre margin	28.7%	-52.7%	81.4	pt	17.1%	-45.6%	62.7	pt

(1)	Total COVID-19 related costs were approximately $0.5 million and $4.6 million during the three and nine months ended September 30, 2020, respectively, and consisted primarily of wages and benefits costs for furloughed employees.

Reed continued, “Our expansion of the Ole Red brand continued this quarter as we moved forward with plans for a location in the Nashville International Airport. This location will act as a marketing opportunity for this growing brand as we continue to create high-quality music-focused touchpoints with country consumers.”

Corporate and Other Segment

For the three and nine months ended September 30, 2021, and 2020, the Company reported the following:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
($ in thousands)	2021	2020	% ∆	2021	2020	% ∆
Operating loss(1)	$(10,983)	$(7,880)	-39.4%	$(28,620)	$(24,766)	-15.6%
Adjusted EBITDAre(1)	$(7,313)	$(5,252)	-39.2%	$(18,515)	$(18,471)	-0.2%

(1)	Total COVID-19 related costs were approximately $0.1 million and $0.6 million during the three and nine months ended September 30, 2020, respectively, and consisted primarily of wages and benefits costs for furloughed employees.

Reed concluded, “As we move toward the end of what has been a challenging but nonetheless encouraging year, we are firmly focused on the future. Our continued focus on organic and acquisitive growth across our portfolio has put us in a strong position to realize substantial upside in the post-pandemic era. I want to again express my tremendous gratitude for, and pride in, the efforts our employees continue to make every day across our operating businesses. More than ever, I am excited today about the long-term opportunities for our business, and I remain confident in our team, our business model, and the long-term strength of our Company.”

Dividend Update

The Company suspended its regular quarterly dividend payments following the payment of the first quarter 2020 dividend payment, which was made in April 2020. The Board has not reinstituted the dividend.

Balance Sheet/Liquidity Update

As of September 30, 2021, the Company had total debt outstanding of $2,926.0 million, net of unamortized deferred financing costs, and unrestricted cash of $53.2 million. As of September 30, 2021, $180.0 million was drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $0.3 million in letters of credit, which left $519.7 million of availability for borrowing under the credit facility.

On May 27, 2021, the Company entered into an at-the-market (ATM) equity distribution agreement that allows the Company to issue and sell up to 4 million shares of stock through sales agents. No shares were issued under the ATM agreement during the three and nine months ended September 30, 2021.

Subsequent Events

On October 26, 2021 the Company announced that it had reached an agreement with Stratus Properties Inc. (NASDAQ: STRS) to acquire Block 21, a mixed-use complex in downtown Austin, Texas, for a total purchase price of approximately $260.0 million, which includes the assumption of approximately $138.0 million of existing mortgage debt. In addition, the Company will receive approximately $11 million of existing cash reserves attributable to the assets bringing the net investment to $249.0 million. The net investment represents approximately a 12.0x forward EBITDA multiple for 2023. In connection with this transaction, the Company also amended its credit agreement with its lenders to allow for the acquisition and the use of borrowings under its revolving credit line to fund the acquisition, so long as after such borrowings the balance of the revolving credit line is at or below $400 million. The acquisition is expected to close near the end of the fourth quarter of 2021, subject to customary closing conditions including, but not limited to, consent to the Company’s assumption of the existing mortgage loan by the loan servicer and consent of the property manager, an affiliate of Marriott, to the Company’s assignment and assumption of the existing management agreement.

Additional information regarding this acquisition is posted to Ryman’s investor relations website. Visit http://ir.rymanhp.com and click News & Events / Presentations & Transcripts.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release tomorrow, November 2, 2021 at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a leading lodging and hospitality real estate investment trust that specializes in upscale convention center resorts and country music entertainment experiences. The Company’s core holdings, Gaylord Opryland Resort & Convention Center, Gaylord Palms Resort & Convention Center, Gaylord Texan Resort & Convention Center, Gaylord National Resort & Convention Center, and Gaylord Rockies Resort & Convention Center, are five of the top 10 largest non-gaming convention center hotels in the United States based on total indoor meeting space. These convention center resorts operate under the Gaylord Hotels brand and are managed by Marriott International. The Company also owns two adjacent ancillary hotels and a small number of attractions managed by Marriott International for a combined total of 10,412 rooms and more than 2.7 million square feet of total indoor and outdoor meeting space in top convention and leisure destinations across the country. The Company’s Entertainment segment includes a growing collection of iconic and emerging country music brands, including the Grand Ole Opry; Ryman Auditorium; WSM 650 AM; Ole Red and Circle, a country lifestyle media network the Company owns in a joint-venture with Gray Television. The Company operates its Entertainment segment as part of a taxable REIT subsidiary. Visit RymanHP.com for more information.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, the impact of COVID-19 on travel, transient and group demand, the effects of COVID-19 on our results of operations, rebooking efforts, our liquidity, monthly cash expenses and cash flow, recovery of group business to pre-pandemic levels, anticipated business levels and anticipated financial results for the Company during future periods, the pending acquisition of Block 21, the Company’s expectations for Block 21 upon the closing of the transaction, and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with the COVID-19 pandemic, including the effects of the COVID-19 pandemic on us and the hospitality and entertainment industries generally, the effects of the COVID-19 pandemic on the demand for travel, transient and group business (including government-imposed restrictions), levels of consumer confidence in the safety of travel and group gathering as a result of COVID-19, the duration and severity of the COVID-19 pandemic in the United States and the pace of recovery following the COVID-19 pandemic, the duration and severity of the COVID-19 pandemic in the markets where our assets are located, governmental restrictions on our businesses, economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, the suspension of our dividend and our dividend policy, including the frequency and amount of any dividend we may pay, the Company’s ability to borrow funds pursuant to its credit agreement, the occurrence of any event, change or other circumstance that could delay the closing of the Block 21 acquisition, or result in the termination of the agreement for the Block 21 acquisition, adverse effects on the Company’s common stock because of the failure to complete the Block 21 acquisition, and the Company’s ability to otherwise obtain cash to fund the Block 21 acquisition. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR, Total RevPAR, and Occupancy

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. Room nights available to guests include nights the hotels are closed. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. For the three and nine months ended September 30, 2021 and 2020, the calculation of RevPAR and Total RevPAR in our tabular presentations has not been changed as a result of the COVID-19 pandemic and the resulting hotel closures and is consistent with prior periods. The closure of our Gaylord Hotel properties, including Gaylord National, which reopened July 1, 2021, and reopening under capacity restrictions has resulted in the significant decrease in performance reflected in these metrics for the three and nine months ended September 30, 2021. Occupancy figures reflect an additional 302 rooms available at Gaylord Palms beginning in April 2021.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Ventures Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:

•	preopening costs;

•	non-cash lease expense;

•	equity-based compensation expense;

•	impairment charges that do not meet the NAREIT definition above;

•	credit losses on held-to-maturity securities;

•	any transaction costs of acquisitions;

•	interest income on bonds;

•	loss on extinguishment of debt;

•	pension settlement charges;

•	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and

•	any other adjustments we have identified herein.

We then exclude noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.

We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture to evaluate our operating performance. We believe that the presentation of these non-GAAP metrics provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP metrics, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture provides useful information to investors regarding our operating performance and debt leverage metrics.

Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Adjusted EBITDAre Margin by dividing consolidated, segment-, or property-level Adjusted EBITDAre by consolidated, segment-, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

FFO, Adjusted FFO, and Adjusted FFO available to common shareholders and unit holders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures.

To calculate Adjusted FFO available to common shareholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:

•	right-of-use asset amortization;

•	impairment charges that do not meet the NAREIT definition above;

•	write-offs of deferred financing costs;

•	amortization of debt discounts or premiums and amortization of deferred financing costs;

•	(gains) losses on extinguishment of debt

•	non-cash lease expense;

•	credit loss on held-to-maturity securities;

•	pension settlement charges;

•	additional pro rata adjustments from unconsolidated joint ventures;

•	(gains) losses on other assets;

•	transaction costs on acquisitions;

•	deferred income tax expense (benefit); and

•	any other adjustments we have identified herein.

To calculate adjusted FFO available to common shareholders and unit holders (excluding maintenance capex), we then exclude FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties. FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders and Adjusted FFO available to common shareholders and unit holders (excluding maintenance capex) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

Beginning in the third quarter of 2020, we refer to unitholders in these measures, reflecting outstanding OP units issued to noncontrolling interests for the first time during third quarter 2020.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.

We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present, and any related per share measures, should not be considered as alternative measures of our Net Income (Loss), operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (Loss), Operating Income (Loss), or cash flow from operations.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Senior Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30		Sept. 30
	2021	2020	2021	2020
Revenues :
Rooms	$113,192	$24,487	$203,391	$133,417
Food and beverage	105,803	16,217	169,597	163,477
Other hotel revenue	38,858	17,274	90,355	57,060
Entertainment	49,053	12,271	98,599	44,006
Total revenues	306,906	70,249	561,942	397,960

Operating expenses:
Rooms	30,802	10,280	55,318	47,060
Food and beverage	65,205	19,233	118,282	114,935
Other hotel expenses	80,203	56,961	196,125	192,480
Management fees	4,907	516	7,809	5,445
Total hotel operating expenses	181,117	86,990	377,534	359,920
Entertainment	33,467	17,343	77,797	60,146
Corporate	10,416	7,299	26,922	22,693
Preopening costs	118	96	734	1,597
Gain on sale of assets	-	-	(317)	(1,261)
Credit loss on held-to-maturity securities	-	7,811	-	32,784
Depreciation and amortization	56,093	53,876	164,081	161,232
Total operating expenses	281,211	173,415	646,751	637,111

Operating income (loss)	25,695	(103,166)	(84,809)	(239,151)

Interest expense, net of amounts capitalized	(32,413)	(28,127)	(93,056)	(87,527)
Interest income	1,433	1,540	4,254	5,765
Loss on extinguishment of debt	-	-	(2,949)	-
Loss from consolidated joint ventures	(2,312)	(1,767)	(5,831)	(5,482)
Other gains and (losses), net	53	1,729	254	(14,831)
Loss before income taxes	(7,544)	(129,791)	(182,137)	(341,226)

Provision for income taxes	(1,063)	(86)	(6,640)	(27,046)
Net loss	(8,607)	(129,877)	(188,777)	(368,272)

Net loss attributable to noncontrolling interest in consolidated joint venture	-	11,893	16,501	30,280
Net loss attributable to noncontrolling interest in Operating Partnership	61	325	1,290	325
Net loss available to common shareholders	$(8,546)	$(117,659)	$(170,986)	$(337,667)

Basic loss per share available to common shareholders	$(0.16)	$(2.14)	$(3.11)	$(6.14)
Diluted loss per share available to common shareholders	$(0.16)	$(2.14)	$(3.11)	$(6.14)

Weighted average common shares for the period:
Basic	55,065	54,980	55,040	54,955
Diluted	55,065	54,980	55,040	54,955

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	Sept. 30	Dec. 31,
	2021	2020
ASSETS:
Property and equipment, net of accumulated depreciation	$3,066,335	$3,117,247
Cash and cash equivalents - unrestricted	53,155	56,697
Cash and cash equivalents - restricted	25,348	23,057
Notes receivable	69,788	71,923
Trade receivables, net	73,036	20,106
Prepaid expenses and other assets	113,308	100,494
Intangible assets	136,850	166,971
Total assets	$3,537,820	$3,556,495

LIABILITIES AND EQUITY:
Debt and finance lease obligations	$2,925,968	$2,658,008
Accounts payable and accrued liabilities	271,060	203,121
Dividends payable	323	843
Deferred management rights proceeds	171,393	172,724
Operating lease liabilities	110,573	107,569
Deferred income tax liabilities, net	6,656	665
Other liabilities	78,939	92,779
Noncontrolling interest in consolidated joint venture	-	100,969
Total equity (deficit)	(27,092)	219,817
Total liabilities and equity	$3,537,820	$3,556,495

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2021		2020		2021		2020
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$306,906		$70,249		$561,942		$397,960
Net loss	$(8,607)	-2.8%	$(129,877)	-184.9%	$(188,777)	-33.6%	$(368,272)	-92.5%
Interest expense, net	30,980		26,587		88,802		81,762
Provision for income taxes	1,063		86		6,640		27,046
Depreciation & amortization	56,093		53,876		164,081		161,232
(Gain) loss on sale of assets	2		-		(315)		(1,255)
Pro rata EBITDAre from unconsolidated joint ventures	19		7		53		16
EBITDAre	79,550	25.9%	(49,321)	-70.2%	70,484	12.5%	(99,471)	-25.0%
Preopening costs	118		96		734		1,597
Non-cash lease expense	1,081		1,100		3,254		3,358
Equity-based compensation expense	3,276		2,204		8,944		6,623
Pension settlement charge	443		1,343		1,009		1,343
Credit loss on held-to-maturity securities	-		7,811		-		32,784
Interest income on Gaylord National bonds	1,389		1,485		4,114		4,683
Loss on extinguishment of debt	-		-		2,949		-
Transaction costs of acquisitions	135		2		210		15,437
Adjusted EBITDAre	$85,992	28.0%	$(35,280)	-50.2%	$91,698	16.3%	$(33,646)	-8.5%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	-		490		1,017		$(5,088)
Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$85,992	28.0%	$(34,790)	-49.5%	$92,715	16.5%	$(38,734)	-9.7%

Hospitality segment
Revenue	$257,853		$57,978		$463,343		$353,954
Operating income (loss)	$24,600	9.5%	$(86,212)	-148.7%	$(66,260)	-14.3%	$(186,401)	-52.7%
Depreciation & amortization	52,020		49,310		151,655		148,667
Gain on sale of assets	-		-		(317)		(1,261)
Preopening costs	116		79		731		245
Non-cash lease expense	1,101		1,116		3,307		3,347
Credit loss on held-to-maturity securities	-		7,811		-		32,784
Interest income on Gaylord National bonds	1,389		1,485		4,114		4,683
Transaction costs of acquisitions	-		-		75		-
Other gains and (losses), net	-		2,846		-		2,846
Adjusted EBITDAre	$79,226	30.7%	$(23,565)	-40.6%	$93,305	20.1%	$4,910	1.4%

Entertainment segment
Revenue	$49,053		$12,271		$98,599		$44,006
Operating income (loss)	$12,078	24.6%	$(9,074)	-73.9%	$10,071	10.2%	$(27,984)	-63.6%
Depreciation & amortization	3,506		3,985		10,728		10,492
Preopening costs	2		17		3		1,352
Non-cash lease (revenue) expense	(20)		(16)		(53)		11
Equity-based compensation	671		383		1,802		1,073
Transaction costs of acquisitions	135		2		135		437
Pro rata adjusted EBITDAre from unconsolidated joint ventures	(2,293)		(1,760)		(5,778)		(5,466)
Adjusted EBITDAre	$14,079	28.7%	$(6,463)	-52.7%	$16,908	17.1%	$(20,085)	-45.6%

Corporate and Other segment
Operating loss	$(10,983)		$(7,880)		$(28,620)		$(24,766)
Depreciation & amortization	567		581		1,698		2,073
Other gains and (losses), net	55		(1,117)		256		(2,671)
Equity-based compensation	2,605		1,821		7,142		5,550
Pension settlement charge	443		1,343		1,009		1,343
Adjusted EBITDAre	$(7,313)		$(5,252)		$(18,515)		$(18,471)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL RESULTS
FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION
Unaudited
(in thousands, except per share data)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2021	2020	2021	2020
Consolidated
Net loss	$(8,607)	$(129,877)	$(188,777)	$(368,272)
Noncontrolling interest in consolidated joint venture	-	11,893	16,501	30,280
Net loss available to common shareholders and unit holders	(8,607)	(117,984)	(172,276)	(337,992)
Depreciation & amortization	56,055	53,838	163,969	161,120
Adjustments for noncontrolling interest	-	(8,164)	(11,069)	(25,302)
Pro rata adjustments from joint ventures	19	7	53	18
FFO available to common shareholders and unit holders	47,467	(72,303)	(19,323)	(202,156)

Right-of-use asset amortization	38	38	112	112
Non-cash lease expense	1,081	1,100	3,254	3,358
Pension settlement charge	443	1,343	1,009	1,343
Credit loss on held-to-maturity securities	-	7,811	-	32,784
Gain on other assets	-	-	(317)	(1,261)
Write-off of deferred financing costs	-	11	-	246
Amortization of deferred financing costs	2,200	2,038	6,579	5,889
Amortization of debt premiums	(69)	(66)	(209)	(200)
Loss on extinguishment of debt	-	-	2,949	-
Adjustments for noncontrolling interest	-	(224)	(294)	(715)
Transaction costs of acquisitions	135	2	210	15,437
Deferred tax (benefit) expense	818	(34)	5,991	26,607
Adjusted FFO available to common shareholders and unit holders	$52,113	$(60,284)	$(39)	$(118,556)
Capital expenditures (1)	(14,047)	(1,247)	(30,634)	(16,744)
Adjusted FFO available to common shareholders and unit holders (ex. maintenance capex)	$38,066	$(61,531)	$(30,673)	$(135,300)

Basic net loss per share	$(0.16)	$(2.14)	$(3.11)	$(6.14)
Diluted net loss per share	$(0.16)	$(2.14)	$(3.11)	$(6.14)

FFO available to common shareholders and unit holders per basic share/unit	$0.86	$(1.31)	$(0.35)	$(3.68)
Adjusted FFO available to common shareholders and unit holders per basic share/unit	$0.94	$(1.09)	$(0.00)	$(2.16)

FFO available to common shareholders and unit holders per diluted share/unit	$0.86	$(1.31)	$(0.35)	$(3.68)
Adjusted FFO available to common shareholders and unit holders per diluted share/unit	$0.94	$(1.09)	$(0.00)	$(2.16)

Weighted average common shares and OP units for the period:
Basic	55,466	55,126	55,449	55,004
Diluted	55,466	55,126	55,449	55,004

(1) Represents FF&E reserve contribution for managed properties and maintenance capital expenditures for non-managed properties. Note that beginning in March 2020, as a result of the COVID-19 pandemic, contributions to the FF&E reserve for managed properties have been temporarily suspended, although we have made voluntary contributions to fund various maintenance capital expenditures, including the rooms renovation at Gaylord National.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2021		2020		2021		2020
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$257,853		$57,978		$463,343		$353,954
Operating income (loss)	$24,600	9.5%	$(86,212)	-148.7%	$(66,260)	-14.3%	$(186,401)	-52.7%
Depreciation & amortization	52,020		49,310		151,655		148,667
Gain on sale of assets	-		-		(317)		(1,261)
Preopening costs	116		79		731		245
Non-cash lease expense	1,101		1,116		3,307		3,347
Credit loss on held-to-maturity securities	-		7,811		-		32,784
Interest income on Gaylord National bonds	1,389		1,485		4,114		4,683
Transaction costs of acquisitions	-		-		75		-
Other gains and (losses), net	-		2,846		-		2,846
Adjusted EBITDAre	$79,226	30.7%	$(23,565)	-40.6%	$93,305	20.1%	$4,910	1.4%

Occupancy	54.5%		14.6%		34.9%		24.4%
Average daily rate (ADR)	$216.79		$180.89		$208.02		$197.38
RevPAR	$118.17		$26.33		$72.65		$48.16
OtherPAR	$151.02		$36.00		$92.86		$79.61
Total RevPAR	$269.19		$62.33		$165.51		$127.77

Gaylord Opryland
Revenue	$75,483		$17,514		$142,244		$94,961
Operating income (loss)	$19,514	25.9%	$(15,403)	-87.9%	$10,965	7.7%	$(24,402)	-25.7%
Depreciation & amortization	8,507		8,790		25,644		26,406
Gain on sale of assets	-		-		(317)		(1,261)
Non-cash lease (revenue) expense	-		(19)		2		(59)
Adjusted EBITDAre	$28,021	37.1%	$(6,632)	-37.9%	$36,294	25.5%	$684	0.7%

Occupancy	56.3%		13.8%		38.4%		25.0%
Average daily rate (ADR)	$232.49		$193.58		$223.24		$194.10
RevPAR	$130.85		$26.76		$85.71		$48.51
OtherPAR	$153.25		$39.16		$94.71		$71.49
Total RevPAR	$284.10		$65.92		$180.42		$120.00

Gaylord Palms
Revenue	$34,476		$7,658		$82,295		$53,847
Operating loss	$(877)	-2.5%	$(12,394)	-161.8%	$(4,514)	-5.5%	$(19,123)	-35.5%
Depreciation & amortization	5,852		4,042		15,278		12,452
Preopening costs	116		79		731		245
Non-cash lease expense	1,101		1,135		3,305		3,406
Adjusted EBITDAre	$6,192	18.0%	$(7,138)	-93.2%	$14,800	18.0%	$(3,020)	-5.6%

Occupancy	44.7%		14.7%		41.1%		26.0%
Average daily rate (ADR)	$201.18		$168.83		$198.85		$206.72
RevPAR	$89.99		$24.76		$81.71		$53.67
OtherPAR	$128.14		$34.03		$111.44		$85.12
Total RevPAR	$218.13		$58.79		$193.15		$138.79

Gaylord Texan
Revenue	$56,041		$19,651		$108,468		$81,119
Operating income (loss)	$12,640	22.6%	$(5,981)	-30.4%	$11,137	10.3%	$(4,699)	-5.8%
Depreciation & amortization	6,146		6,327		18,569		19,184
Adjusted EBITDAre	$18,786	33.5%	$346	1.8%	$29,706	27.4%	$14,485	17.9%

Occupancy	66.9%		27.3%		44.6%		29.5%
Average daily rate (ADR)	$215.42		$190.80		$207.21		$199.31
RevPAR	$144.08		$52.09		$92.35		$58.82
OtherPAR	$191.72		$65.66		$126.68		$104.39
Total RevPAR	$335.80		$117.75		$219.03		$163.21

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,
	2021		2020		2021		2020
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord National
Revenue	$36,008		$133		$39,576		$50,056
Operating loss	$(8,534)	-23.7%	$(26,814)	-20160.9%	$(38,108)	-96.3%	$(79,798)	-159.4%
Depreciation & amortization	8,206		6,885		22,245		20,751
Credit loss on held-to-maturity securities	-		7,811		-		32,784
Interest income on Gaylord National bonds	1,389		1,485		4,114		4,683
Other gains and (losses), net	-		2,846		-		2,846
Adjusted EBITDAre	$1,061	2.9%	$(7,787)	-5854.9%	$(11,749)	-29.7%	$(18,734)	-37.4%

Occupancy	44.1%		0.0%		14.9%		17.2%
Average daily rate (ADR)	$209.77		$-		$209.77		$207.13
RevPAR	$92.52		$-		$31.18		$35.71
OtherPAR	$103.57		$0.73		$41.45		$55.82
Total RevPAR	$196.09		$0.73		$72.63		$91.53

Gaylord Rockies
Revenue	$51,209		$11,931		$81,517		$68,335
Operating income (loss) (1)	$1,595	3.1%	$(23,846)	-199.9%	$(43,700)	-53.6%	$(53,854)	-78.8%
Depreciation & amortization	22,670		22,616		67,978		67,897
Adjusted EBITDAre (1)	$24,265	47.4%	$(1,230)	-10.3%	$24,278	29.8%	$14,043	20.6%

Occupancy	61.9%		19.3%		35.2%		25.8%
Average daily rate (ADR)	$224.67		$169.43		$210.54		$196.84
RevPAR	$139.10		$32.78		$74.05		$50.83
OtherPAR	$231.74		$53.61		$124.88		$115.32
Total RevPAR	$370.84		$86.39		$198.93		$166.15

The AC Hotel at National Harbor
Revenue	$1,846		$735		$4,110		$2,730
Operating loss	$(141)	-7.6%	$(704)	-95.8%	$(1,282)	-31.2%	$(1,999)	-73.2%
Depreciation & amortization	329		329		986		994
Adjusted EBITDAre	$188	10.2%	$(375)	-51.0%	$(296)	-7.2%	$(1,005)	-36.8%

Occupancy	46.7%		27.0%		43.3%		26.2%
Average daily rate (ADR)	$201.38		$146.70		$163.95		$176.69
RevPAR	$94.11		$39.65		$70.96		$46.21
OtherPAR	$10.45		$1.99		$7.46		$5.69
Total RevPAR	$104.56		$41.64		$78.42		$51.90

The Inn at Opryland (2)
Revenue	$2,790		$356		$5,133		$2,906
Operating income (loss)	$403	14.4%	$(1,070)	-300.6%	$(758)	-14.8%	$(2,526)	-86.9%
Depreciation & amortization	310		321		955		983
Transaction costs of acquisitions	-		-		75		-
Adjusted EBITDAre	$713	25.6%	$(749)	-210.4%	$272	5.3%	$(1,543)	-53.1%

Occupancy	55.7%		8.9%		38.1%		19.9%
Average daily rate (ADR)	$147.81		$93.65		$133.94		$127.42
RevPAR	$82.35		$8.37		$51.00		$25.30
OtherPAR	$17.67		$4.35		$11.05		$9.70
Total RevPAR	$100.02		$12.72		$62.05		$35.00

(1)	Operating loss and Adjusted EBITDAre for Gaylord Rockies for the nine months ended September 30, 2021 exclude forgiven asset management fees previously owed to RHP of $0.3 million. Operating loss and Adjusted EBITDAre for Gaylord Rockies for the three months and nine months ended September 30, 2020 exclude asset management fees owed to RHP of $0.1 million and $0.7 million, respectively.
(2)	Includes other hospitality revenue and expense